                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           JWC/HALIFAX HOLDINGS CORP.


         The undersigned, an officer of JWC/Halifax Holdings Corp. (the "Corporation"), in order to amend the Certificate of Incorporation, hereby certifies as follows:

         FIRST:   The name of the Corporation is JWC/Halifax Holdings Corp.

         SECOND: The Certificate of Incorporation is hereby amended by striking out Paragraph 1 thereof and by substituting in lieu of said Paragraph 1 the following new paragraph:

                           "1.      Name. The name of the corporation is InSight
                  Health Services Holdings Corp. (the "Corporation")."

                  The Certificate of Incorporation is hereby further amended by inserting Paragraph 11 which shall read as follows:

                           "11.     Director Voting. Except as otherwise
                  provided in the By-Laws of the Corporation, each member of the Board of Directors shall have one vote on each matter brought to a vote before the Board of Directors."

         THIRD: The amendments of the Certificate of Incorporation set forth herein have been duly adopted by the Board of Directors pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL") and written consent of the stockholders has been given in accordance with the provisions of Sections 228 and 242 of the DGCL.


Dated: June 29, 2001                                /s/ Mark J. Tricolli
                                                    ----------------------
                                                    Name: Mark J. Tricolli
                                                    Title: Vice President &
                                                           Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                           JWC/HALIFAX HOLDINGS CORP.


         1. Name. The name of the corporation is JWC/Halifax Holdings Corp. (the "Corporation").

         2. Registered Office. The address of the Corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the Corporation's registered agent at that address.

         3. Purpose. The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the Delaware General Corporation Law.

         4. Capitalization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 11,000,000 shares, consisting of:

                  (i) 1,000,000 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"), and

                  (ii) 10,000,000 shares of Common Stock, $0.001 par value (the "Common Stock").

         5. Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock are as follows:

                  (i) The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix, without limitation: the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights to which the holders of the shares of such series shall be entitled on the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing powers, preferences and rights and qualifications, limitations or restrictions.

                  (ii) All the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as hereinabove provided or as fixed herein.

         6. Common Stock. The powers, rights and other matters relating to the Common Stock are as follows:

                  (i) Subject to the limitations set forth in this Section 6, dividends may be paid on the Common Stock out of any funds legally available for that purpose, when, as and if declared by the Board of Directors.

                  (ii) In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of outstanding shares having superior liquidation preferences to Common Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by them, the remaining assets of the Corporation legally available for distribution to the stockholders.

                  (iii) At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the Corporation provided that, if at any time there is outstanding more than one class of stock, the Corporation may not effect or consummate (1) any merger or consolidation of the Corporation with or into any other entity; (2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or (3) any dissolution of the Corporation, unless such transaction is authorized by the holders of the Common Stock voting separately as a class (provided that the foregoing shall not apply to any merger or other transaction described above if the other party to the merger or other transaction is a Subsidiary of the Corporation. For purposes hereof, a "Subsidiary" is any person more than 50% of the voting securities


                                      2/3
                  of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.)

         7. Conduct of Business. The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are not inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (i) By-Laws. The election of officers may be conducted in any manner the By-Laws provide, and need not be by written ballot.

                  (ii) Amendment of By-Laws. The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

         8. Indemnification. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

         9.       Section 203. The corporation elects not to be governed by
Section 203 of the Delaware General Corporation Law.

         10. Incorporator. The name and address of the sole incorporator is Jon E. Flaute, c/o Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022.


June 13, 2001


                                               /s/ Jon E. Flaute
                                               ---------------------------
                                                    Jon E. Flaute
                                                    Sole Incorporator


                                      3/3